      [LOGO]

EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-16399 of CellNet Data Systems, Inc. on Form S-8 of our report dated February 3, 1997, appearing in this Annual Report on Form 10-K of CellNet Data Systems, Inc. for the year ended December 31, 1996.

/s/  DELOITTE & TOUCHE LLP
San Jose, California
February 28, 1997

                                   68 CELLNET